UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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FIRST UNITED CORPORATION
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER MICHAEL J. DRISCOLL, ED.D ETHAN C. ELZEN LISA NARRELL-MEAD
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Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of shareholders of First United Corporation, a Maryland corporation (the “Company”).

Item 1: On February 7, 2020, Driver issued the following press release and letter to the lead independent director of the Company, which were also sent via email to subscribers of www.renovatemybank.com:

Driver Management Corrects the Record Regarding First United’s Disparaging and Misleading Account of Recent Events

Letter Addresses First United’s Inaccurate Account of Driver’s Attempts to Take Part in an Appropriately-Structured, Productive Meeting with the Company’s Independent Directors

Highlights the Board of Directors’ Troubling Disregard for Sound Corporate Governance and Appropriate Shareholder Engagement

Questions First United’s Intransigence With Regard to Shareholders’ Most Pressing Question: Why Will the Company Not Test the Marketplace and Explore a Sale?

Driver Management Company LLC (“Driver” or “we”), the manager of an investment partnership that holds more than 5% of the outstanding shares of First United Corporation (“First United” or the “Company”) (NASDAQ: FUNC), today released the below letter in response to the Company’s February 6 public letter that mischaracterizes recent events. A copy of the letter and information regarding Driver’s case for change at First United is available at www.RenovateMyBank.com.

Below is the full text of the letter sent to First United’s lead independent director, John McCullough.

***

February 7, 2020

First United Corporation

19 South Second Street

Oakland, MD 21150

Attn: Mr. John McCullough

Mr. McCullough,

We believe your letter dated February 6 represents nothing more than a disingenuous, misleading attempt to disparage and undercut one of First United Corporation’s (“First United” or the “Company”) largest shareholders. More importantly, we consider your account of our recent attempts to participate in an appropriately-structured meeting in New York City to be egregiously inaccurate, representing further evidence of First United’s persistent disregard for both sound corporate governance and transparent communication with investors.

Before addressing what we believe to be the litany of inaccuracies in your letter, I do want to reiterate that it disturbs us—and other shareholders apparently—that First United treats Driver Management Company (together with its affiliates, “Driver” or “we”) like a reviled adversary undeserving of the respect and honesty one hopes to receive as a top 5 shareholder. All we want is for First United’s Board of Directors (the “Board”) to focus on enhancing shareholder value and take the logical step of exploring a sale to one of the many suitable acquirers capable of paying a meaningful premium in a transaction. Rather than vilifying Driver for wanting these outcomes, the Board should remember it is in place to represent and prioritize the best interests of shareholders—not themselves, management, or any other constituency.

In response to the specific distortions hurled at Driver yesterday, we must correct the record with a few key points:

1.	Please do not pretend that you and First United have any interest in “furthering our dialogue.” If that were really the case, it would not have taken several months for you to even consider giving Driver a meeting with a sub-set of the Board’s independents directors. As you know, all previous offers to meet or speak directly have always been subject to illogical conditions (e.g. making our director nominees available for interviews). Whenever we have spoken with Carissa Rodeheaver—First United’s chairman and chief executive—she has failed to articulate a viable standalone business strategy while refusing to address what seems to be shareholders’ most pressing question: why will First United not test the market to see what price it could get in a sale? It is also worth noting that you—First United’s lead independent director—have ignored our many attempts to engage with you despite the fact that we have sought to do so in a manner consistent with how a major shareholder and independent director should interact when a company has a combined chairman and chief executive role.

2.	Your legal counsel contacted mine in January to propose a meeting with you and possibly other independent members of the Board of Directors. It was relayed to us that “everything would be put on the table” in terms of areas of discussion. At that time, Ms. Rodeheaver—who appears to hold an increasing level of inappropriate influence over all aspects of First United due to her combined role—was not mentioned as attending. We took that to be intentional given Ms. Rodeheaver’s presence at a meeting to discuss our main concern, which is the Board’s lack of exploration of a sale of First United, would be inappropriate given her obvious conflict of interests.

3.	Driver and its legal counsel certainly never said that having Ms. Rodeheaver and Tonya Sturm at the prospective meeting would be appropriate or acceptable. While we may not have previously stated that it was a non-starter, we thought it was clear that Ms. Rodeheaver’s presence would be an inappropriate addition and an obstacle to any type of remotely productive discussion between the independent directors and Driver. If that was not obvious, perhaps First United should hire a third law firm and a second investor relations consultant to explain how appropriate shareholder-director interaction works.

4.	Your contention that Driver contributed to the wasting of shareholder resources is nonsensical given we know your trip to New York City was not planned around us. You and your legal counsel should get your stories straight, since he had clearly indicated to our attorney that you were scheduled to be in New York City anyway to meet with other investors. In fact, the timing of our prospective meeting on February 6th was specifically targeted for noon because another meeting had apparently already been scheduled during the earlier 11:00 AM slot. So, what shareholder resources could possibly have been wasted by virtue of our having canceled the meeting?

5.	Keep in mind that Driver is bearing more than 5% of the costs of your trip to New York City (unless you paid your own way), which goes the same for Ms. Rodeheaver and Ms. Sturm’s recent junket to sunny Arizona. How much of those costs are you bearing?

6.	We believe the record of M. Kathyn Burkey as a director—and for that matter, the record of all First United’s directors—is an insult to shareholders. To the extent that Ms. Burkey or any of the other First United directors do not want public scrutiny of their records and the Company’s performance during their tenures, I would suggest they consider resigning now.

7.	As to your use of the term “unprofessional” in your disparaging letter, my profession is about increasing the value of our investments for our limited partners. What is yours? As a professional, though, I will offer you this advice: the existence of settlement negotiations (which is what your attorney led us to believe were to be the subject of the meeting that did not take place due to your intransigence) are best kept confidential.

8.	We do not know what strong momentum you are talking about since First United generated a 0.80% return on assets during the fourth quarter of 2019.[1]

If you want to speak, please call me at any time. You have my phone number. But if you do, please spare me the false indignation and just get to business. You can start by explaining why the Board will not do what is right by shareholders and at least test the market for a sale.

J. Abbott R. Cooper

Managing Member

Driver Management Company LLC

***

About Driver Management Company

Driver employs a valued-oriented, event-driven investment strategy that focuses exclusively on equities in the U.S. banking sector. The firm’s leadership has decades of experience advising and engaging with bank management teams and boards of directors on strategies for enhancing shareholder value. For information, visit www.drivermanagementcompany.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of First United Corporation, a Maryland corporation (the “Corporation”).

DRIVER STRONGLY ADVISES ALL STOCKHOLDERS OF THE CORPORATION TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

1 Source: S&P Global Market Intelligence

Participants in the Solicitation

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Michael J. Driscoll, Ed.D, Lisa Narrell-Mead and Ethan C. Elzen.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 365,212 shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 360,637 shares of Common Stock. Driver Management, as the general partner of Driver Opportunity, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, Dr. Driscoll directly beneficially owns 3,500 shares of Common Stock. As of the date hereof, Ms. Narrell-Mead directly beneficially owns 650 shares of Common Stock. As of the date hereof, Mr. Elzen directly beneficially owns 425 shares of Common Stock.

Item 2: Also on February 7, 2020, Driver posted the following materials to www.RenovateMyBank.com:

RENOVATE MY BANK

OUR NOMINEES NEWS & RESOURCES

NEWS & RESOURCES

Important Materials

Press Release: Driver Management Corrects the Record Regarding First United's Disparaging and Misleading Account of Recent Events FEBRUARY 7, 2020 | *BUSINESS WIRE*

What's Wrong With This Picture? Part 3: Get To Know Your Directors: Ms. Kathyrn Burkey FEBRUARY 5, 2020

What's Wrong With This Picture? Part 2: Investor Outreach or Executive Boondoggle? JANUARY 15, 2020

Letter to Board, Shareholder List Request JANUARY 9, 2020

Letter to Lead Director, First United JANUARY 9, 2020

What's Wrong With This Picture? Part 1: Where Are the Analyses? JANUARY 6, 2020

Press Release: Driver Management Sends Letter to the Independent Directors of First United Corporation DECEMBER 16, 2019 | *BUSINESS WIRE*

Recent News Coverage

Driver Management Says First United Board Should Explore Sale February 7, 2020 | *Bloomberg*

13D Filings: Activist Holdings – First United JANUARY 17, 2020 | *BARRON'S*

First United shareholder launches proxy fight NOVEMBER 22, 2019 | *BALTIMORE BUSINESS JOURNAL*

First United faces possible board of directors upset NOVEMBER 22, 2019 | *THE DOMINION POST*

Activist investor Driver Management questions First United on Q3 earnings OCTOBER 23, 2019 | *S&P GLOBAL MARKET INTELLIGENCE*

Driver Management Pushes Small-Bank M&A OCTOBER 11, 2019 | *INSTITUTIONAL INVESTOR*

First United's engagement with Driver is tepid, activist says OCTOBER 4, 2019 | *ACTIVISTMONITOR*

First United in Maryland faces more pressure to sell OCTOBER 1, 2019 | *AMERICAN BANKER*

Firm urges First United board to explore sale SEPTEMBER 29, 2019 | *THE DOMINION POST*

First United, Sunrun and Other 13D Filings SEPTEMBER 13, 2019 | *BARRON'S*

Activist investor raises stake in First United Bank and Trust as push for sale continues SEPTEMBER 12, 2019 | *BALTIMORE BUSINESS JOURNAL*

Activist investor presses First United in Maryland to sell SEPTEMBER 6, 2019 | *AMERICAN BANKER*

Activist investor Driver Management presses anew for First United Bank to sell itself SEPTEMBER 4, 2019 | *REUTERS*

Renovate My Bank

PRIVACY POLICY | TERMS OF USE

© 2019 All Rights Reserved

Item 3: Also on February 7, 2020, Driver posted the following message to twitter:

Item 4: Also on February 7, 2020, Driver delivered the following message via email to subscribers of www.renovatemybank.com:

What’s Wrong With This Picture?

Part 4—About that dividend . . .

February 7, 2020

Fellow Shareholders,

In a recent letter to shareholders, John McCullough, First United’s Lead Director, highlighted the fact that the “team” at First United “has been responsible for . . . reinstituting our quarterly dividend.”[1]

What Mr. McCullough failed to mention, however, is that the First United “team” was also responsible for the actions that led to the suspension of First United’s dividend on November 15, 2010 due to regulatory action.[2]

Fact: First United Paid No Dividends on its Common Stock from November 2010 until May 2018

As a refresher, it is worth remembering that:

•	Immediately prior to the onset of the financial crisis, First United launched a particularly unfortunate strategy that included: (i) increasing leverage, (ii) investing in pooled trust preferred securities, (iii) investing in loan participations and (iv) increasing acquisition and development lending.[3]

•	The consequences of this unfortunate strategy were clearly seen by October 31, 2010, when First United reported the following results:[4]

Net Loss per Common Share	$(1.12)
Average Equity to Average Assets	5.72%

•	In its 10-Q for the quarter ended October 31, 2010, First United disclosed that it entered into “informal” agreements with regulators, pursuant to which First United would not pay any dividends without prior approval.[5]
•	On November 17, 2010, First United announced that regulators had “requested” that First United defer all dividends on the preferred stock issued to the U.S. Treasury under TARP, effectively mandating the cessation of First United’s common stock dividend.[6]
•	Many of the members of First United’s “team” that, according to Mr. McCullough, were responsible for reinstating the dividend, were also part of the “team” when regulators forced First United to suspend the dividend:

	November 15, 2010	January 20, 2020
Carissa Rodeheaver	Executive Vice President and Chief Financial Officer	Chairman and Chief Executive Officer
M. Kathryn Burkey, Robert Kurtz, John McCullough, Elaine McDonald, Gary R. Ruddell, I. Robert Rudy, H. Andrew Walls	Director	Director

Given the reasons why First United was forced to stop paying a dividend for seven and a half years, we believe that reinstating the dividend was long overdue and not something this “team” should brag about.

If you agree with us, please communicate your views to the Board of Directors by calling or mailing Tonya Sturm, Secretary and Chief Financial Officer.  First United has represented to shareholders in its proxy statement that Ms. Sturm “will deliver all shareholder communications directly to [the Board] for consideration.”

DRIVER HAS NOMINATED THREE HIGHLY-QUALIFIED, INDEPENDENT NOMINEES FOR ELECTION TO THE BOARD AT FIRST UNITED’S 2020 ANNUAL MEETING

Due to First United’s refusal to heed shareholders’ calls for a sale process, we were left with no choice but to nominate three highly-qualified, independent director candidates, Michael J. Driscoll, Ed.D, Ethan C. Elzen and Lisa Narrell-Mead, for election to the Board at the upcoming annual meeting.

Driver is committed to transparency and effective information sharing. We invite all shareholders to visit www.RenovateMyBank.com to learn more about our case for change and sign up for e-mail updates.

Sincerely,

J. Abbott R. Cooper
Managing Member
Driver Management Company LLC

About Driver Management Company

Driver employs a valued-oriented, event-driven investment strategy that focuses exclusively on equities in the U.S. banking sector. The firm’s leadership has decades of experience advising and engaging with bank management teams and boards of directors on strategies for enhancing shareholder value. For information, visit www.drivermanagementcompany.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of First United Corporation, a Maryland corporation (the “Corporation”).

DRIVER STRONGLY ADVISES ALL STOCKHOLDERS OF THE CORPORATION TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

Participants in the Solicitation

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Michael J. Driscoll, Ed.D, Lisa Narrell-Mead and Ethan C. Elzen.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 365,212 shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 360,637 shares of Common Stock. Driver Management, as the general partner of Driver Opportunity, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, Dr. Driscoll directly beneficially owns 3,500 shares of Common Stock. As of the date hereof, Ms. Narrell-Mead directly beneficially owns 650 shares of Common Stock. As of the date hereof, Mr. Elzen directly beneficially owns 425 shares of Common Stock.

[1] https://www.sec.gov/Archives/edgar/data/763907/000110465920001175/tm201253d1_ex99-1.htm

[2] https://www.sec.gov/Archives/edgar/data/763907/000121390010004880/f8k111510_firstunited.htm

[3] First United provides a fairly detailed explanation of the rational for this strategy and its consequences in its 2009 and 2010 annual letter to shareholders (https://www.sec.gov/Archives/edgar/data/763907/000114420410016081/v178824_ex99-1.htm and https://www.sec.gov/Archives/edgar/vprr/1100/11006577.pdf), albeit with more than a reasonable amount of shifting blame for the massive losses sustained by First United to other parties, events and circumstances.

[4] As of or for the nine months ended September 30, 2010 https://www.sec.gov/Archives/edgar/data/763907/000121390010004490/f10q0910_firstunited.htm

[5] https://www.sec.gov/Archives/edgar/data/763907/000121390010004490/f10q0910_firstunited.htm

[6] https://www.sec.gov/Archives/edgar/data/763907/000121390010004880/f8k111510_firstunited.htm